UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): January 9, 2009


                              THE FINOVA GROUP INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


       Delaware                      1-11011                   86-0695381
   ---------------            ------------------------      ----------------
   (State or Other            (Commission File Number)      (I.R.S. Employer
   Jurisdiction of                                         Identification No.)
    Incorporation)


     8320 N. Hayden Road, Suite C112,
            Scottsdale Arizona                              85258
 ----------------------------------------                 ----------
 (Address of Principal Executive Offices)                 (Zip Code)


                                 (480) 624-4988
                         -------------------------------
                         (Registrant's telephone number)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

The FINOVA Group Inc. ("FINOVA" or the "Company") is filing this report to announce that the previously disclosed arbitration of the suit filed by Thaxton Life Partners, Inc. ("TLP") against the Company and FINOVA Capital (the "TLP Action"), previously scheduled for mid-January 2009, has been postponed as a result of the death of one of the three arbitrators scheduled to hear the matter.

The parties are in the process of selecting a third arbitrator. As a result, a hearing on the merits of the TLP Action will need to be rescheduled and is not expected to be heard until late first quarter or early second quarter of 2009. In light of this hearing delay, FINOVA is in the process of re-evaluating its estimated liquidation period.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date: January 9, 2009

                                     THE FINOVA GROUP INC.

                                     By: /s/ Richard A. Ross
                                         --------------------------------------
                                         Richard A Ross
                                         Senior Vice President
                                         Chief Financial Officer and Treasurer
























                                       3